Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 Registration Statement for the registration of 1,410,472 shares of K2 Inc.’s common stock pertaining to options assumed by K2 Inc., originally granted under the Rawlings Sporting Goods Company, Inc. 1994 Long-Term Incentive Plan, Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors’ Stock Plan, Rawlings Sporting Goods Company, Inc. 2000 Non-Employee Directors’ Stock Plan and Amended and Restated Employment Agreement of Stephen M. O’Hara, of our report dated February 20, 2003, except for Note 7 and Note 16 as to which the date is March 26, 2003, with respect to the consolidated financial statements and schedule of K2 Inc. included in the Annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

June 10, 2003